Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Post-Effective Amendment No. 1 to the Registration Statement (Form S-8 No. 333-239478) pertaining to the Share Option Scheme and the 2020 Restricted Shares Plan of Legend Biotech Corporation of our report dated April 2, 2021, with respect to the consolidated financial statements of Legend Biotech Corporation included in this Annual Report (Form 20-F) for the year ended December 31, 2020.

/s/ Ernst & Young Hua Ming LLP
Shanghai, the People’s Republic of China
April 2, 2021